Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2021 RESULTS

— — —

DILUTED EARNINGS PER SHARE OF $0.43, ADJUSTED DILUTED EARNINGS PER SHARE1 OF $0.78.
PRETAX INCOME OF $234 MILLION ON $464 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $420 MILLION ON $650 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, October 19, 2021 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $0.43 for the quarter ended September 30, 2021 compared to $0.58 for the same period in 2020, and adjusted diluted earnings per share of $0.78 for this quarter compared to $0.53 for the year-ago quarter.

Net revenues were $464 million and income before income taxes was $234 million for this quarter, compared to net revenues of $548 million and income before income taxes of $334 million for the same period in 2020. Adjusted net revenues were $650 million and adjusted income before income taxes was $420 million for this quarter, compared to adjusted net revenues of $518 million and adjusted income before income taxes of $304 million for the same period in 2020.

Financial Highlights

•	Commission revenue increased $32 million, or 11%, from the year-ago quarter on higher customer stock and options trading volumes.

•	Net interest income increased $79 million, or 41%, from the year-ago quarter on higher margin loan balances and strong securities lending activity.

•
Other income decreased $199 million from the year-ago quarter. This decrease was mainly comprised of (1) $191 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which decreased to a $185 million mark-to-market loss this quarter from a $6 million mark-to-market gain in the same period in 2020; and (2) $30 million related to our currency diversification strategy, which lost $3 million this quarter compared to a gain of $27 million in the same period in 2020; partially offset by (3) the non-recurrence of a $13 million impairment loss on our investment in OneChicago Exchange recognized in the year-ago quarter.

•	50% pretax profit margin for this quarter, down from 61% in the year-ago quarter. 65% adjusted pretax profit margin for this quarter, up from 59% in the year-ago quarter.

•	Total equity of $10.0 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on December 14, 2021 to shareholders of record as of December 1, 2021.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights

•	Customer accounts increased 57% from the year-ago quarter to 1.54 million.
•	Customer equity grew 52% from the year-ago quarter to $353.8 billion.
•	Total DARTs[2] increased 24% from the year-ago quarter to 2.26 million.
•	Cleared DARTs increased 24% from the year-ago quarter to 2.02 million.
•	Customer credits increased 22% from the year-ago quarter to $86.2 billion.
•	Customer margin loans increased 67% from the year-ago quarter to $50.2 billion.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $43 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.41%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $3 million) and (2) Other Comprehensive Income (loss of $40 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, October 19, 2021, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.” The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 26, 2021, Best Online Broker Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
	(in millions, except share and per share data)

Revenues:
Commissions	$311	$279	$1,030	$824
Other fees and services	49	45	160	123
Other income (loss)	(170)	29	68	25
Total non-interest income	190	353	1,258	972

Interest income	325	240	1,022	853
Interest expense	(51)	(45)	(169)	(206)
Total net interest income	274	195	853	647
Total net revenues	464	548	2,111	1,619

Non-interest expenses:
Execution, clearing and distribution fees	61	74	183	227
Employee compensation and benefits	98	77	291	239
Occupancy, depreciation and amortization	19	17	58	51
Communications	8	6	24	19
General and administrative	44	37	138	206
Customer bad debt	-	3	3	13
Total non-interest expenses	230	214	697	755
Income before income taxes	234	334	1,414	864
Income tax expense	28	32	116	65
Net income	206	302	1,298	799
Net income attributable to noncontrolling interests	164	256	1,057	675
Net income available for common stockholders	$42	$46	$241	$124

Earnings per share:
Basic	$0.44	$0.59	$2.60	$1.60
Diluted	$0.43	$0.58	$2.58	$1.58

Weighted average common shares outstanding:
Basic	96,229,958	78,509,625	92,814,767	77,543,008
Diluted	96,989,968	79,120,548	93,671,689	78,243,699

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$42	$46	$241	$124
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(9)	8	(21)	5
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(9)	8	(21)	5
Comprehensive income available for common stockholders	$33	$54	$220	$129

Comprehensive earnings per share:
Basic	$0.34	$0.69	$2.37	$1.67
Diluted	$0.34	$0.69	$2.35	$1.65

Weighted average common shares outstanding:
Basic	96,229,958	78,509,625	92,814,767	77,543,008
Diluted	96,989,968	79,120,548	93,671,689	78,243,699

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$164	$256	$1,057	$675
Other comprehensive income - cumulative translation adjustment	(31)	37	(74)	24
Comprehensive income attributable to noncontrolling interests	$133	$293	$983	$699

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			September 30, 2021	December 31, 2020
			(in millions)

Assets
Cash and cash equivalents			$2,838	$4,292
Cash - segregated for regulatory purposes			23,125	15,903
Securities - segregated for regulatory purposes			14,400	27,821
Securities borrowed			3,811	4,956
Securities purchased under agreements to resell			6,108	792
Financial instruments owned, at fair value			659	630
Receivables from customers, net of allowance for credit losses			50,503	39,333
Receivables from brokers, dealers and clearing organizations			4,038	1,254
Other assets			800	698
Total assets			$106,282	$95,679

Liabilities and equity

Liabilities
Short-term borrowings			$28	$118
Securities loaned			10,535	9,838
Financial instruments sold but not yet purchased, at fair value			233	153
Other payables:
Customers			84,087	75,882
Brokers, dealers and clearing organizations			781	182
Other payables			607	503
			85,475	76,567
Total liabilities			96,271	86,676

Equity
Stockholders' equity			2,331	1,951
Noncontrolling interests			7,680	7,052
Total equity			10,011	9,003
Total liabilities and equity			$106,282	$95,679

	September 30, 2021		December 31, 2020
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	98,175,951	23.5%	90,780,444	21.8%
Noncontrolling interests (IBG Holdings LLC)	319,880,492	76.5%	325,960,034	78.2%
Total IBG LLC membership interests	418,056,443	100.0%	416,740,478	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2018	328,099		21,880		18,663		368,642		1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380
2020	620,405	105%	56,834	116%	27,039	58%	704,278	104%	2,795

3Q2020	160,015		14,701		7,453		182,169		2,846
3Q2021	193,218	21%	18,106	23%	8,228	10%	219,552	21%	3,431

2Q2021	196,659		16,130		7,975		220,764		3,504
3Q2021	193,218	(2%)	18,106	12%	8,228	3%	219,552	(1%)	3,431

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	408,406		151,762		210,257,186
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)
2020	624,035	60%	167,078	30%	338,513,068	92%

3Q2020	163,972		39,186		87,514,614
3Q2021	214,988	31%	36,940	(6%)	172,828,874	97%

2Q2021	196,715		35,061		172,099,915
3Q2021	214,988	9%	36,940	5%	172,828,874	0%

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	358,852		148,485		198,909,375
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)
2020	584,195	67%	164,555	30%	331,263,604	97%

3Q2020	153,612		38,685		85,893,357
3Q2021	205,797	34%	36,473	(6%)	172,082,316	100%

2Q2021	189,073		34,635		171,417,373
3Q2021	205,797	9%	36,473	5%	172,082,316	0%

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	313,795		146,806		194,012,882
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)
2020	518,965	72%	163,101	30%	320,376,365	97%

3Q2020	137,660		38,405		83,246,086
3Q2021	186,656	36%	36,245	(6%)	169,002,045	103%

2Q2021	170,902		34,355		168,601,027
3Q2021	186,656	9%	36,245	6%	169,002,045	0%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	49,554		3,277		11,347,811
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)
2020	39,840	(4%)	2,523	5%	7,249,464	(19%)

3Q2020	10,360		501		1,621,257
3Q2021	9,191	(11%)	467	(7%)	746,558	(54%)

2Q2021	7,642		426		682,542
3Q2021	9,191	20%	467	10%	746,558	9%

[1]	Includes options on futures.
CUSTOMER STATISTICS
Year over Year
	3Q2021	3Q2020	% Change
Total Accounts (in thousands)	1,536	981	57%
Customer Equity (in billions)[1]	$353.8	$232.7	52%

Cleared DARTs (in thousands)	2,017	1,629	24%
Total Customer DARTs (in thousands)	2,263	1,832	24%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.46	$2.69	(9%)
Cleared Avg. DARTs per Account (Annualized)	343	442	(22%)

Consecutive Quarters	3Q2021	2Q2021	% Change
Total Accounts (in thousands)	1,536	1,414	9%
Customer Equity (in billions)[1]	$353.8	$363.5	(3%)

Cleared DARTs (in thousands)	2,017	2,082	(3%)
Total Customer DARTs (in thousands)	2,263	2,304	(2%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.46	$2.38	3%
Cleared Avg. DARTs per Account (Annualized)	343	382	(10%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
	(in millions)
Average interest-earning assets
Segregated cash and securities	$37,239	$43,589	$41,212	$41,283
Customer margin loans	46,636	28,490	43,611	27,052
Securities borrowed	3,567	4,477	3,836	4,448
Other interest-earning assets	7,426	5,075	6,751	5,288
FDIC sweeps[1]	2,707	2,982	2,758	2,864
	$97,575	$84,613	$98,168	$80,935

Average interest-bearing liabilities
Customer credit balances	$78,625	$68,867	$78,063	$65,716
Securities loaned	10,489	5,756	10,891	5,304
Other interest-bearing liabilities	-	251	145	313
	$89,114	$74,874	$89,099	$71,333

Net interest income
Segregated cash and securities, net	$(4)	$14	$(4)	$159
Customer margin loans[2]	141	83	386	287
Securities borrowed and loaned, net	123	86	434	228
Customer credit balances, net[2]	8	8	25	(55)
Other net interest income1/3	9	10	25	47
Net interest income[3]	$277	$201	$866	$666

Net interest margin ("NIM")	1.13%	0.94%	1.18%	1.10%

Annualized yields
Segregated cash and securities	-0.04%	0.13%	-0.01%	0.51%
Customer margin loans	1.20%	1.16%	1.18%	1.41%
Customer credit balances	-0.04%	-0.05%	-0.04%	0.11%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and nine months ended September 30, 2021 and 2020, $2 million, $6 million, $14 million, and $14 million were reported in other fees and services, respectively. For the three and nine months ended September 30, 2021 and 2020, $0 million, $0 million, -$1 million, and $5 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$464	$548	$2,111	$1,619

Non-GAAP adjustments
Currency diversification strategy, net	3	(27)	14	6
Mark-to-market on investments[2]	184	(3)	(28)	(3)
Remeasurement of TRA liability[3]	(1)	-	(1)	-
Total non-GAAP adjustments	186	(30)	(15)	3
Adjusted net revenues	$650	$518	$2,096	$1,622

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$234	$334	$1,414	$864

Non-GAAP adjustments
Currency diversification strategy, net	3	(27)	14	6
Mark-to-market on investments[2]	184	(3)	(28)	(3)
Remeasurement of TRA liability[3]	(1)	-	(1)	-
Customer compensation expense[4]	-	-	-	103
Bad debt expense[5]	-	-	-	1
Total non-GAAP adjustments	186	(30)	(15)	107
Adjusted income before income taxes	$420	$304	$1,399	$971

Adjusted pre-tax profit margin	65%	59%	67%	60%

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$42	$46	$241	$124

Non-GAAP adjustments
Currency diversification strategy, net	1	(5)	3	1
Mark-to-market on investments[2]	43	(1)	(6)	(1)
Remeasurement of TRA liability[3]	(1)	-	(1)	-
Customer compensation expense[4]	-	-	-	19
Bad debt expense[5]	-	-	-	0
Income tax effect of above adjustments[6]	(10)	1	1	(4)
Remeasurement of deferred income taxes[7]	1	-	1	-
Total non-GAAP adjustments	33	(4)	(2)	16
Adjusted net income available for common stockholders	$75	$42	$239	$140

Note: Amounts may not add due to rounding.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.43	$0.58	$2.58	$1.58

Non-GAAP adjustments
Currency diversification strategy, net	0.01	(0.06)	0.03	0.02
Mark-to-market on investments[2]	0.44	(0.01)	(0.06)	(0.01)
Remeasurement of TRA liability[3]	(0.01)	0.00	(0.01)	0.00
Customer compensation expense[4]	0.00	0.00	0.00	0.24
Bad debt expense[5]	0.00	0.00	0.00	0.00
Income tax effect of above adjustments[6]	(0.10)	0.02	0.01	(0.05)
Remeasurement of deferred income taxes[7]	0.01	0.00	0.01	0.00
Total non-GAAP adjustments	0.34	(0.05)	(0.02)	0.20
Adjusted diluted EPS	$0.78	$0.53	$2.55	$1.79

Diluted weighted average common shares outstanding	96,989,968	79,120,548	93,671,689	78,243,699
Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•
We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments[2], and the remeasurement of our Tax Receivable Agreement (“TRA”) liability[3].

•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, customer compensation expenses[4], and unusual bad debt expense[5].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our GLOBAL currency diversification strategy, our mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, customer compensation expenses, unusual bad debt expense, and the remeasurement of certain deferred tax assets[7].

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments, the remeasurement of our TRA liability, customer compensation expenses, unusual bad debt expense, and the remeasurement of certain deferred tax assets are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.

3 Remeasurement of our TRA liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) on February 26, 2021.

4 Customer compensation expenses were incurred to compensate certain affected customers in connection with their losses on West Texas Intermediate Crude Oil contracts on April 20, 2020, as previously disclosed.

5 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the nine months ended September 30, 2020, unusual bad debt expense reflects losses incurred by customers in excess of the equity in their accounts, related to the West Texas Intermediate Crude Oil event, as previously disclosed.

6 The income tax effect is estimated using the corporate income tax rates applicable to the Company.

7 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) on February 26, 2021.